                       FIRST AMENDMENT TO CREDIT AGREEMENT

     THIS FIRST AMENDMENT TO CREDIT AGREEMENT (herein called this "Amendment") made as of the 31st day of March, 1995 by and among Plains Petroleum Operating Company ("Borrower"), Plains Petroleum Company ("Parent"), NationsBank of Texas, N.A. ("NationsBank"), as Agent ("Agent"), and NationsBank and Colorado National Bank ("CNB"), as Lenders ("Lenders").

                              W I T N E S S E T H:

     WHEREAS, Borrower, Parent and NationsBank, individually and as Agent, have entered into that certain Credit Agreement dated as of February 17, 1995 (the "Original Agreement") for the purposes and consideration therein expressed, pursuant to which NationsBank became obligated to make and has made loans to Borrower as therein provided; and

     WHEREAS, pursuant to that certain Assignment and Assumption of even date herewith, NationsBank has assigned to CNB a Percentage Share under the Credit Agreement equal to twenty percent (20%) of the commitment and Loans outstanding on the date hereof; and

     WHEREAS, Borrower, Agent and Lenders desire to amend the Original Agreement to amend the definition of "Majority Lenders";

     NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein and in the Original Agreement, in consideration of the loans which may hereafter be made by Lenders to Borrower, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto do hereby agree as follows:

                    ARTICLE I. -- DEFINITIONS AND REFERENCES

     Section 1.1 TERMS DEFINED IN THE ORIGINAL AGREEMENT. Unless the context otherwise requires or unless otherwise expressly defined herein, the terms defined in the Original Agreement shall have the same meanings whenever used in this Amendment.

     Section 1.2. OTHER DEFINED TERMS. Unless the context otherwise requires, the following terms when used in this Amendment shall have the meanings assigned to them in this Section 1.2.

          "AMENDMENT" means this First Amendment to Credit Agreement.

          "CREDIT AGREEMENT" means the Original Agreement as amended hereby.

                 ARTICLE II. -- AMENDMENT TO ORIGINAL AGREEMENT

     Section 2.1.  DEFINED TERMS.  The definition of "Majority Lenders" in
Section 1.1. of the Original Agreement is hereby amended in its entirety to read as follows:

          "'MAJORITY LENDERS' means at any time two or more Lenders collectively having Percentage Shares totaling in the aggregate at least sixty-six and two-thirds percent (66 2/3%)."

                   ARTICLE III. -- CONDITIONS OF EFFECTIVENESS

     Section 3.1. EFFECTIVE DATE. This Amendment shall become effective as of the date first above written when and only when (i) Agent shall have received, at Agent's office, a counterpart of this Amendment executed and delivered by Borrower, Parent and each Lender and (ii) Agent shall have additionally received duly authorized, executed and delivered, and in form and substance satisfactory to Agent, such supporting documents as Agent may reasonably request.

                  ARTICLE IV. -- REPRESENTATIONS AND WARRANTIES

     Section 4.1. REPRESENTATIONS AND WARRANTIES OF BORROWER AND PARENT. In order to induce Agent and Lenders to enter into this Amendment, each of Borrower and Parent represents and warrants to Agent and Lenders that:

          (a) Each of Borrower and Parent is duly authorized to execute and deliver this Amendment and is and will continue to be duly authorized to perform its obligations under the Credit Agreement. Borrower is and will continue to be duly authorized to borrow under the Credit Agreement. Each of Borrower and Parent has duly taken all corporate action necessary to authorize the execution and delivery of this Amendment and to authorize the performance of its obligations hereunder.

          (b) The execution and delivery by each of Borrower and Parent of this Amendment, the performance by each of them of their obligations hereunder and the consummation of the transactions contemplated hereby do not and will not conflict with any provision of law, statute, rule or regulation or of either of their certificates of incorporation or bylaws, or of any material agreement, judgment, license, order or permit applicable to or binding upon either of them, or result in the creation of any lien, charge or encumbrance upon any of their assets or properties. Except for those which have been duly obtained, no consent, approval, authorization or order of any court or governmental authority or third party is required in connection with the execution and delivery by either Borrower or Parent of this Amendment or to consummate the transactions contemplated hereby.

          (c) When duly executed and delivered, each of this Amendment and the Credit Agreement will be a legal and binding instrument and agreement of each of Borrower and Parent, enforceable in accordance with its terms, except as limited by bankruptcy, insolvency and similar laws applying to creditors' rights generally and by principles of equity applying to creditors' rights generally.

                           ARTICLE V. -- MISCELLANEOUS

     Section 5.1. RATIFICATION OF AGREEMENTS. The Original Agreement as hereby amended is hereby ratified and confirmed in all respects. Any reference to the Credit Agreement in any Loan Document shall be deemed to refer to this Amendment also. The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of Agent or any Lender under the Credit Agreement or any other Loan Document nor constitute a waiver of any provision of the Credit Agreement or any other Loan Document.

     Section 5.2. SURVIVAL OF AGREEMENTS. All representations, warranties, covenants and agreements of Borrower and Parent herein shall survive the execution and delivery of this Amendment and the performance hereof, including without limitation the making or granting of the Loan, and shall further survive until all of the Obligations are paid in full.

     Section 5.3. LOAN DOCUMENTS. This Amendment is a Loan Document, and all provisions in the Credit Agreement pertaining to Loan Documents apply hereto.

     Section 5.4. GOVERNING LAW. This Amendment shall be governed by and construed in accordance with the laws of the State of Texas and any applicable laws of the United States of America in all respects, including construction, validity and performance.

     Section 5.5. COUNTERPARTS. This Amendment may be separately executed in counterparts and by the different parties hereto in separate counterparts, each of which when so executed shall be deemed to constitute one and the same Amendment.

     IN WITNESS WHEREOF, this Amendment is executed as of the date first above written.

                         PLAINS PETROLEUM OPERATING COMPANY


                         By:/s/ William F. Wallace
                            ----------------------------------------------
                            William F. Wallace
                            President and Chief Operating Officer


                         PLAINS PETROLEUM COMPANY


                         By:/s/ James A. Miller
                            ----------------------------------------------
                            James A. Miller
                            President and Chief Executive Officer


                         NATIONSBANK OF TEXAS, N.A.,
                          individually and as Agent


                         By:/s/ Franklyn L. Muscara
                            ----------------------------------------------
                            Franklyn L. Muscara
                            Senior Vice President


                         COLORADO NATIONAL BANK


                         By:/s/ Monte Deckerd
                            ----------------------------------------------
                            Monte Deckerd
                            Vice President

                              AGREEMENT TO BE BOUND
                                 March 31, 1995



PLAINS PETROLEUM OPERATING COMPANY
12596 West Bayaud, Suite 400
Lakewood, Colorado  80228
Attention:  William F. Wallace

NATIONSBANK OF TEXAS, N.A.
901 Main Street, 49th Floor
Dallas, Texas  75202
Attention:  Energy Banking Group

     Re: Assignment to Colorado National Bank of certain of the commitment and Loans of NationsBank of Texas., N.A.

Ladies and Gentlemen:

     We refer to Section 9.10(a) of the Credit Agreement, dated as of February 17, 1995 (as from time to time supplemented, amended, or restated, the "CREDIT AGREEMENT"), by and among Plains Petroleum Operating Company ("BORROWER"), Plains Petroleum Company, NationsBank of Texas, N.A., as Agent ("AGENT"), and the Lenders as are, or may from time to time become, party thereto. Unless otherwise defined herein or the context otherwise requires, terms used herein have the meanings provided in the Credit Agreement.

     This Agreement constitutes notice to each of you, pursuant to Section 9.10(a) of the Credit Agreement, of the assignment to Colorado National Bank ("ASSIGNEE") of (i) an undivided twenty percent (20%) (the "DESIGNATED PERCENTAGE"), ($30,000,000), of the commitment and Loans of NationsBank of Texas, N.A. ("ASSIGNOR") in effect on the date hereof.

     Assignee hereby acknowledges and confirms that it has received a copy of the Credit Agreement and the exhibits related thereto, together with a copy of the documents which were required to be delivered under the Credit Agreement as a condition to the making of the Loans thereunder. Assignee further confirms and agrees that in becoming a Lender and in making its Loans under the Credit Agreement, such actions have and will be made without recourse to, or representation or warranty by, Assignor, except as expressly set forth in the Assignment and Assumption of even date herewith between Assignor and Assignee.

     The assignment shall become effective on the date which is five (5) Business Days after the later of (i) the receipt by the Agent of this document and (ii) the receipt of the processing fee referred to in the preceding paragraph.

     Upon the effective date of this Agreement each Lender:

     (a) shall have all the rights and benefits of a "Lender" under the Credit Agreement as if it were an original signatory thereto; and

     (b) agrees to be bound by the terms and conditions set forth in the Credit Agreement and be obligated thereunder as if it were an original signatory thereto.

     Assignee hereby advises each of you of the following administrative details with respect to the assigned commitment and Loans.

               (A)  Addresses for Notice:    950 17th Street, 3rd Floor
                                             Denver, Colorado  80231
                                             Telephone: (303) 585-4212
                                             Telecopy: (303) 585-4362

                    Institution Name:        Colorado National Bank
                    Attention:               Monte Deckerd, Vice President

               (B)  Payment Instructions:
                                             -----------------------------------
                                             -----------------------------------
                                             -----------------------------------
                                             -----------------------------------

     This Agreement may be executed by Assignor and Assignee in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

     IN WITNESS WHEREOF, each of the undersigned has caused this Agreement to be executed by its official, officer or agent thereunto duly authorized.

NATIONSBANK OF TEXAS, N.A.,                  COLORADO NATIONAL BANK,
 As Assignor                                  As Assignee


By:/s/ Franklyn L. Muscara                   By:/s/ Monte Deckerd
   ---------------------------                  -----------------------
   Franklyn L. Muscara                          Monte Deckerd
   Senior Vice President                        Vice President

The foregoing Agreement to be Bound and related assignment from Assignee to Assignor is hereby CONSENTED TO this 31st day of March, 1995. Agent hereby agrees to waive the processing fee referred to in
Section 9.10(a) of the Credit Agreement.


NATIONSBANK OF TEXAS, N.A., as Agent


By:/s/ Franklyn L. Muscara
   ----------------------------------
   Franklyn L. Muscara
   Senior Vice President


PLAINS PETROLEUM OPERATING COMPANY


By:/s/ William F. Wallace
   ---------------------------------
   William F. Wallace
   President and Chief Operating Officer

                            ASSIGNMENT AND ASSUMPTION

                              Dated March 31, 1995

     Reference is made to the Credit Agreement dated as of February 17, 1995 (the "CREDIT AGREEMENT"), by and among Plains Petroleum Operating Company ("BORROWER"), Plains Petroleum Company, NationsBank of Texas, N.A., as Agent ("AGENT"), and the Lenders as are, or may from time to time become, party thereto. Capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Credit Agreement.

     NationsBank of Texas, N.A. ("ASSIGNOR") and Colorado National Bank ("ASSIGNEE") agree as follows:

     1. As of the Effective Date (as defined below), Assignor hereby sells and assigns to Assignee, and Assignee hereby purchases and assumes from Assignor, a Percentage Share under the Credit Agreement equal to twenty percent (20%) of the commitment in effect as of the date hereof and twenty percent (20%) of the commitment and Loans outstanding on the Effective Date; excluding, however, interest with respect to such Loans accrued to the Effective Date.

     2. Contemporaneously herewith, Assignee has made payment to Assignor of an amount equal to 20% of the principal amount of Loans outstanding on the Effective Date.

     3. Assignor (i) represents that as of the date hereof, the outstanding balance of the Loans is $34,500,000; (ii) makes no representation or warranty, and assumes no responsibility with respect to any statements, warranties or representations made by the Company, in or in connection with the Credit Agreement or with the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement or any other instrument or document furnished pursuant thereto; (iii) represents and warrants that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim; (iv) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Company or the performance or observance by the Company of any of its obligations under the Credit Agreement or any other instrument or document furnished pursuant thereto; and (v) requests that the Agent exchange such Note for a new Note payable to Assignee in a principal amount equal to $30,000,000 and a new Note payable to Assignor in a principal amount equal to $120,000,000.

     4. Assignee (i) represents and warrants that it is legally authorized to enter into this Assignment and Assumption; (ii) confirms that it has received a copy of the Credit Agreement, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption; (iii) agrees that it will, independently and without reliance upon the Agent or Assignor and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (iv) appoints and authorizes Agent to take such action as agent on its behalf and to exercise such powers under the Credit Agreement as are delegated to the Agent by the terms thereof, together with such powers as are reasonably incidental thereto; (v) agrees that it will perform in accordance with their terms all the obligations of Assignor under the Credit Agreement assumed by it under this Assignment and Assumption, which by the terms of the Credit Agreement are required to be performed by it as a Lender; and (vi) agrees that it will keep confidential all information with respect to the Company furnished to it by the Company or Assignor as set forth in Section 5.1(c) of the Agreement.

     5. The effective date for this Assignment and Assumption shall be March 31, 1995 (the "EFFECTIVE DATE"). Following the execution of this Assignment and Assumption, it will be delivered to the Agent for acceptance.

     6. Upon such acceptance, from and after the Effective Date, (i) Assignee shall be a party to the Credit Agreement and, to the extent provided in this Assignment and Assumption, have the rights and obligations of a Lender thereunder and (ii) Assignor shall, to the extent provided in this Assignment and Assumption, relinquish its rights and be released from its obligations under the Credit Agreement.

     7. Upon such acceptance, from and after the Effective Date, the Agent shall make all payments in respect of the percentage interest assigned hereby (including payments of principal, plus payments of interest, fees and other amounts accrued in respect of the percentage interest assigned hereby after the Effective Date) to Assignee. Agent is hereby instructed to make payment to Assignor of interest, fees and other amounts accrued to the Effective Date in respect of the percentage interests assigned hereby.

     8. This Assignment and Assumption shall be governed by, and construed in accordance with, the laws of the State of Texas, without regard to principles of conflicts of law. This Assignment and Assumption may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original, and all of which when taken together shall constitute one and the same agreement.

                                   NATIONSBANK OF TEXAS, N.A.


                                   By:/s/ Franklyn L. Muscara
                                      ------------------------------------------
                                      Franklyn L. Muscara
                                      Senior Vice President


                                   COLORADO NATIONAL BANK


                                   By:/s/ Monte Deckerd
                                      ------------------------------------------
                                      Monte Deckerd
                                      Vice President

Accepted this 31st day
of March, 1995

NationsBank of Texas, N.A., as Agent


By:/s/ Franklyn L. Muscara
   ---------------------------
   Franklyn L. Muscara
   Senior Vice President


Plains Petroleum Operating Company


By:/s/ William F. Wallace
   ---------------------------
   William F. Wallace
   President and Chief Operating Officer

                                 PROMISSORY NOTE


$120,000,000                      Dallas, Texas                   March 31, 1995

     FOR VALUE RECEIVED, the undersigned, Plains Petroleum Operating Company, a Delaware corporation (herein called "Borrower"), hereby promises to pay to the order of NATIONSBANK OF TEXAS, N.A., a national banking association (herein called "Lender"), the principal sum of ONE HUNDRED TWENTY MILLION AND NO/100 DOLLARS ($120,000,000), or, if greater or less, the aggregate unpaid principal amount of the Loan made under this Note by Lender to Borrower pursuant to the terms of the Credit Agreement (as hereinafter defined), together with interest on the unpaid principal balance thereof as hereinafter set forth, both principal and interest payable as herein provided in lawful money of the United States of America at the offices of the Agent under the Credit Agreement, 901 Main Street, Dallas, Texas 75202 or at such other place within Dallas County, Texas, as from time to time may be designated by the holder of this Note.

     This Note (a) is issued and delivered under that certain Credit Agreement dated February 17, 1995 among Borrower, Plains Petroleum Company, NationsBank of Texas, N.A., as Agent, and the lenders (including Lender) referred to therein (herein, as from time to time supplemented, amended or restated, called the "Credit Agreement"), and is a "Note" as defined therein, and (b) is subject to the terms and provisions of the Credit Agreement, which contains provisions for payments and prepayments hereunder and acceleration of the maturity hereof upon the happening of certain stated events. Payments on this Note shall be made and applied as provided herein and in the Credit Agreement. Reference is hereby made to the Credit Agreement for a description of certain rights, limitations of rights, obligations and duties of the parties hereto and for the meanings assigned to terms used and not defined herein.

     For the purposes of this Note, the following terms have the meanings assigned to them below:

          "Base Rate Payment Date" means (i) the first day of each January, April, July and October of each year, beginning April 1, 1995, and (ii) any day on which past due interest or principal is owed hereunder and is unpaid. If the terms hereof or of the Credit Agreement provide that payments of interest or principal hereon shall be deferred from one Base Rate Payment Date to another day, such other day shall also be a Base Rate Payment Date.

          "Fixed Rate Payment Date" means, with respect to any Fixed Rate
     Portion: (i) the day on which the related Interest Period ends and if such Interest Period is more than 90 days, the day which is 90 days after the first day of such Interest Period shall also be a Fixed Rate Payment Date, and (ii) any day on which past due interest or past due principal is owed hereunder with respect to such Fixed Rate Portion and is unpaid. If the terms hereof or of the Credit Agreement provide that payments of interest or principal with respect to such Fixed Rate Portion shall be deferred from one Fixed Rate Payment Date to another day, such other day shall also be a Fixed Rate Payment Date.

     The principal amount of this Note shall be due and payable in twenty-four quarterly installments, each of which shall be equal to one-twenty-fourth (1/24th) of the aggregate unpaid principal balance of this Note at the end of the Commitment Period, and shall be due and payable on the first day of January, April, July, and October of each year, beginning April 1, 1997 and continuing regularly thereafter until January 1, 2003, at which time the unpaid principal balance of this Note and all interest accrued hereon shall be due and payable in full.

     The Base Rate Portion of the Loan (exclusive of any past due principal or interest) from time to time outstanding shall bear interest on each day outstanding at the Base Rate in effect on such day. On each Base Rate Payment Date Borrower shall pay to the holder hereof all unpaid interest which has accrued on the Base Rate Portion to but not including such Base Rate Payment Date. Each Fixed Rate Portion of the Loan (exclusive of any past due principal or interest) shall bear interest on each day during the related Interest Period at the related Fixed Rate in effect on such day. On each Fixed Rate Payment Date relating to such Fixed Rate Portion Borrower shall pay to the holder hereof all unpaid interest which has accrued on such Fixed Rate Portion to but not including such Fixed Rate Payment Date. All past due principal of and past due interest on the Loan shall bear interest on each day outstanding at the Late Payment Rate in effect on such day, and such interest shall be due and payable daily as it accrues. Notwithstanding the foregoing provisions of this paragraph: (a) this Note shall never bear interest in excess of the Highest Lawful Rate, and (b) if at any time the rate at which interest is payable on this Note is limited by the Highest Lawful Rate (by the foregoing clause (a) or by reference to the Highest Lawful Rate in the definitions of Base Rate, Fixed Rate, and Late Payment Rate), this Note shall bear interest at the Highest Lawful Rate and shall continue to bear interest at the Highest Lawful Rate until such time as the total amount of interest accrued hereon equals (but does not exceed) the total amount of interest which would have accrued hereon had there been no Highest Lawful Rate applicable hereto.

     Notwithstanding the foregoing paragraph and all other provisions of this Note, in no event shall the interest payable hereon, whether before or after maturity, exceed the maximum amount of interest which, under applicable law, may be charged on this Note, and this Note is expressly made subject to the provisions of the Credit Agreement which more fully set out the limitations on how interest accrues hereon. In the event applicable law provides for a ceiling under Texas Revised Civil Statutes Annotated article 5069-1.04, that ceiling shall be the indicated rate ceiling and shall be used in this Note for calculating the Highest Lawful Rate and for all other purposes. The term "applicable law" as used in this Note shall mean the laws of the State of Texas or the laws of the United States, whichever laws allow the greater interest, as such laws now exist or may be changed or amended or come into effect in the future.

     If this Note is placed in the hands of an attorney for collection after default, or if all or any part of the indebtedness represented hereby is proved, established or collected in any court or in any bankruptcy, receivership, debtor relief, probate or other court proceedings, Borrower and all endorsers, sureties and guarantors of this Note jointly and severally agree to pay reasonable attorneys' fees and collection costs to the holder hereof in addition to the principal and interest payable hereunder.

     Borrower and all endorsers, sureties and guarantors of this Note hereby severally waive demand, presentment, notice of demand and of dishonor and nonpayment of this Note, protest, notice of protest, notice of intention to accelerate the maturity of this Note, declaration or notice of acceleration of the maturity of this Note, diligence in collecting, the bringing of any suit against any party and any notice of or defense on account of any extensions, renewals, partial payments or changes in any manner of or in this Note or in any of its terms, provisions and covenants, or any releases or substitutions of any security, or any delay, indulgence or other act of any trustee or any holder hereof, whether before or after maturity.

     THIS NOTE AND THE RIGHTS AND DUTIES OF THE PARTIES HERETO SHALL BE GOVERNED BY THE LAWS OF THE STATE OF TEXAS (WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF
LAW), EXCEPT TO THE EXTENT THE SAME ARE GOVERNED BY APPLICABLE FEDERAL LAW.

                                       PLAINS PETROLEUM OPERATING COMPANY


                                       By:/s/ William F. Wallace
                                          ------------------------------------
                                          William F. Wallace
                                          President and Chief Operating Officer

                                 PROMISSORY NOTE


$30,000,000                       Dallas, Texas                   March 31, 1995

     FOR VALUE RECEIVED, the undersigned, Plains Petroleum Operating Company, a Delaware corporation (herein called "Borrower"), hereby promises to pay to the order of COLORADO NATIONAL BANK, a national banking association (herein called "Lender"), the principal sum of THIRTY MILLION AND NO/100 DOLLARS ($30,000,000), or, if greater or less, the aggregate unpaid principal amount of the Loan made under this Note by Lender to Borrower pursuant to the terms of the Credit Agreement (as hereinafter defined), together with interest on the unpaid principal balance thereof as hereinafter set forth, both principal and interest payable as herein provided in lawful money of the United States of America at the offices of the Agent under the Credit Agreement, 901 Main Street, Dallas, Texas 75202 or at such other place within Dallas County, Texas, as from time to time may be designated by the holder of this Note.

     This Note (a) is issued and delivered under that certain Credit Agreement dated February 17, 1995 among Borrower, Plains Petroleum Company, NationsBank of Texas, N.A., as Agent, and the lenders (including Lender) referred to therein (herein, as from time to time supplemented, amended or restated, called the "Credit Agreement"), and is a "Note" as defined therein, and (b) is subject to the terms and provisions of the Credit Agreement, which contains provisions for payments and prepayments hereunder and acceleration of the maturity hereof upon the happening of certain stated events. Payments on this Note shall be made and applied as provided herein and in the Credit Agreement. Reference is hereby made to the Credit Agreement for a description of certain rights, limitations of rights, obligations and duties of the parties hereto and for the meanings assigned to terms used and not defined herein.

     For the purposes of this Note, the following terms have the meanings assigned to them below:

          "Base Rate Payment Date" means (i) the first day of each January, April, July and October of each year, beginning April 1, 1995, and (ii) any day on which past due interest or principal is owed hereunder and is unpaid. If the terms hereof or of the Credit Agreement provide that payments of interest or principal hereon shall be deferred from one Base Rate Payment Date to another day, such other day shall also be a Base Rate Payment Date.

          "Fixed Rate Payment Date" means, with respect to any Fixed Rate
     Portion: (i) the day on which the related Interest Period ends and if such Interest Period is more than 90 days, the day which is 90 days after the first day of such Interest Period shall also be a Fixed Rate Payment Date, and (ii) any day on which past due interest or past due principal is owed hereunder with respect to such Fixed Rate Portion and is unpaid. If the terms hereof or of the Credit Agreement provide that payments of interest or principal with respect to such Fixed Rate Portion shall be deferred from one Fixed Rate Payment Date to another day, such other day shall also be a Fixed Rate Payment Date.

     The principal amount of this Note shall be due and payable in twenty-four quarterly installments, each of which shall be equal to one-twenty-fourth (1/24th) of the aggregate unpaid principal balance of this Note at the end of the Commitment Period, and shall be due and payable on the first day of January, April, July, and October of each year, beginning April 1, 1997 and continuing regularly thereafter until January 1, 2003, at which time the unpaid principal balance of this Note and all interest accrued hereon shall be due and payable in full.

     The Base Rate Portion of the Loan (exclusive of any past due principal or interest) from time to time outstanding shall bear interest on each day outstanding at the Base Rate in effect on such day. On each Base Rate Payment Date Borrower shall pay to the holder hereof all unpaid interest which has accrued on the Base Rate Portion to but not including such Base Rate Payment Date. Each Fixed Rate Portion of the Loan (exclusive of any past due principal or interest) shall bear interest on each day during the related Interest Period at the related Fixed Rate in effect on such day. On each Fixed Rate Payment Date relating to such Fixed Rate Portion Borrower shall pay to the holder hereof all unpaid interest which has accrued on such Fixed Rate Portion to but not including such Fixed Rate Payment Date. All past due principal of and past due interest on the Loan shall bear interest on each day outstanding at the Late Payment Rate in effect on such day, and such interest shall be due and payable daily as it accrues. Notwithstanding the foregoing provisions of this paragraph: (a) this Note shall never bear interest in excess of the Highest Lawful Rate, and (b) if at any time the rate at which interest is payable on this Note is limited by the Highest Lawful Rate (by the foregoing clause (a) or by reference to the Highest Lawful Rate in the definitions of Base Rate, Fixed Rate, and Late Payment Rate), this Note shall bear interest at the Highest Lawful Rate and shall continue to bear interest at the Highest Lawful Rate until such time as the total amount of interest accrued hereon equals (but does not exceed) the total amount of interest which would have accrued hereon had there been no Highest Lawful Rate applicable hereto.

     Notwithstanding the foregoing paragraph and all other provisions of this Note, in no event shall the interest payable hereon, whether before or after maturity, exceed the maximum amount of interest which, under applicable law, may be charged on this Note, and this Note is expressly made subject to the provisions of the Credit Agreement which more fully set out the limitations on how interest accrues hereon. In the event

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

applicable law provides for a ceiling under Texas Revised Civil Statutes Annotated article 5069-1.04, that ceiling shall be the indicated rate ceiling and shall be used in this Note for calculating the Highest Lawful Rate and for all other purposes. The term "applicable law" as used in this Note shall mean the laws of the State of Texas or the laws of the United States, whichever laws allow the greater interest, as such laws now exist or may be changed or amended or come into effect in the future.

     If this Note is placed in the hands of an attorney for collection after default, or if all or any part of the indebtedness represented hereby is proved, established or collected in any court or in any bankruptcy, receivership, debtor relief, probate or other court proceedings, Borrower and all endorsers, sureties and guarantors of this Note jointly and severally agree to pay reasonable attorneys' fees and collection costs to the holder hereof in addition to the principal and interest payable hereunder.

     Borrower and all endorsers, sureties and guarantors of this Note hereby severally waive demand, presentment, notice of demand and of dishonor and nonpayment of this Note, protest, notice of protest, notice of intention to accelerate the maturity of this Note, declaration or notice of acceleration of the maturity of this Note, diligence in collecting, the bringing of any suit against any party and any notice of or defense on account of any extensions, renewals, partial payments or changes in any manner of or in this Note or in any of its terms, provisions and covenants, or any releases or substitutions of any security, or any delay, indulgence or other act of any trustee or any holder hereof, whether before or after maturity.

     THIS NOTE AND THE RIGHTS AND DUTIES OF THE PARTIES HERETO SHALL BE GOVERNED BY THE LAWS OF THE STATE OF TEXAS (WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF
LAW), EXCEPT TO THE EXTENT THE SAME ARE GOVERNED BY APPLICABLE FEDERAL LAW.

                                     PLAINS PETROLEUM OPERATING COMPANY


                                     By:/s/ William F. Wallace
                                        ---------------------------------------
                                        William F. Wallace
                                        President and Chief Operating Officer

















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